TIMET AND CARPENTER TECHNOLOGY ENTER INTO LONG-TERM JOINT SUPPLY AND PROCESSING AGREEMENTS

DALLAS, TX and WYOMISSING, PA. . . . October 25, 2007 . . . Titanium Metals Corporation (“TIMET”) (NYSE: TIE) and Carpenter Technology Corporation (NYSE:CRS) today announced joint agreements under which TIMET will supply Carpenter with titanium metal and scrap melting services and Carpenter will provide specialized titanium conversion processing to TIMET.

Under the supply agreement, TIMET will supply Carpenter with titanium metal and toll melting services for Carpenter’s titanium scrap at agreed upon prices for a minimum of 12 years and a maximum of 20 years.  Under terms of the processing agreement covering the same period, Carpenter will provide TIMET with forging and related processing services at agreed upon prices for TIMET’s titanium products.  Financial terms of the two agreements were not disclosed.

Steven L. Watson, Vice Chairman and Chief Executive Officer of TIMET, said “We are very pleased to expand our relationship with Carpenter by entering into these mutually beneficial agreements.  TIMET will gain access to significant forging capacity that will allow us to continue to serve the expanding needs of our customers under long-term agreements.  These strategic agreements further demonstrate TIMET’s commitment to achieve profitable growth for our shareholders by adding production capacity in a cost efficient manner and leveraging our position as a leading producer of titanium mill and melted products.”

“These agreements provide considerable benefits to both companies and to our customers,” said Anne L. Stevens, Chairman and Chief executive Officer of Carpenter. “We are excited about the opportunity to work jointly with TIMET which is one of the premier companies within the titanium industry.”

“Together, these agreements help to utilize capacity and increase the operating efficiency of Carpenter’s processing operations in Reading, Pennsylvania and represent a long-term source of titanium for our Dynamet subsidiary.  The agreements leverage the capabilities of Carpenter and TIMET and set an example of the productive collaborations Carpenter will pursue as part of its strategic growth plan,” said Stevens.

About TIMET:
TIMET, headquartered in Dallas, Texas, is a leading worldwide producer of titanium metal products. Information on TIMET is available on its website at www.timet.com.

About Carpenter Technology:
Carpenter Technology produces and distributes specialty alloys, including stainless steels, titanium alloys and superalloys, and various engineered products. Detailed information about Carpenter Technology can be accessed at its website: www.cartech.com.

The statements in this release relating to matters that are not historical facts are forward-looking statements that represent management’s beliefs and assumptions based on currently available information.  Forward-looking statements can be identified by the use of words such as “believes,” “intends,” “may,” “will,” “should,” “could,” “anticipates,” “expects,” “estimates” or comparable terminology or by discussions of strategy or trends.  Although TIMET believes that the expectations reflected in such forward-looking statements are reasonable, it cannot give any assurances that these expectations will prove to be correct.  Such statements by their nature involve risks and uncertainties, including, but not limited to, the cyclicality of the titanium metals and commercial aerospace industries, global economic and political conditions, changes in global productive capacity, the performance of TIMET, its customers and suppliers under long-term agreements, changes in customer inventory levels, changes in product pricing and costs, changes in foreign currency exchange rates, availability of raw materials, competitive products, strategies and technologies, operating interruptions (including, but not limited to, labor disputes, fires, explosions, unscheduled downtime, transportation interruptions, war and terrorist activities), the outcome of litigation and other risks and uncertainties detailed in the TIMET’s Securities and Exchange Commission filings.  Should one or more of these risks materialize (or the consequences of such a development worsen), or should the underlying assumptions prove incorrect, actual results could differ materially from those forecasted or expected.  TIMET disclaims any intention or obligation to update publicly or revise such statements, whether as a result of new information, future events or otherwise.